Exhibit 24(d)2


Susan N. Story             One Energy Place
President and              Pensacola, Florida 32520-0100
Chief Executive Officer



                                 April 18, 2003



Mr. Wayne Boston
Southern Company Services, Inc.
241 Ralph McGill Blvd. NE
Atlanta GA 30308-3374

Dear Mr. Boston:

                             Re: Forms 10-K and 10-Q

                  As an officer of Gulf Power Company, I hereby make, constitute, and appoint you as my true and lawful Attorney in my name, place, and stead, to sign and cause to be filed with the Securities and Exchange Commission (1) this Company's Quarterly Reports on Form 10-Q during 2003, and
(2) any necessary or appropriate amendment or amendments to any such reports and to this Company's Annual Report on Form 10-K for the year ended December 31, 2002, each such report or amendments to such reports to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

                                                          Sincerely,

                                                          /s/Susan N. Story



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